UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2004

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 - Registrant's Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

     On September 24, 2004, YUM! Brands, Inc. (the “Company”") entered into an employment agreement (“Agreement”) with its Chairman, Chief Executive Officer and President, David Novak. The following description is a brief summary of the material terms and conditions of the Agreement. This summary is not intended to be complete and is qualified in its entirety by the Agreement, which is included as Exhibit 10.24 to this report and incorporated herein by reference.

     The Agreement provides that the Company will employ Mr. Novak through October 31, 2007 and provides that Mr. Novak will continue as an at-will employee after October 31, 2007 unless another employment agreement is entered into at or prior to that time.

     Mr. Novak's compensation will be set by the Compensation Committee of the Board of Directors. The Agreement further provides terms and conditions under which Mr. Novak would be compensated (and would be entitled to continued vesting of options) for the full term of the Agreement should the Board remove him from the Chief Executive Officer position involuntarily without cause. If Mr. Novak resigns voluntarily or is terminated for cause (as defined in the Agreement), the Agreement does not provide for any additional salary or bonus or other payments other than what is accrued through his date of termination.

Section 9 - Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits
10.24 Employment Agreement between YUM! and David C. Novak, dated as of September 24, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: September 24, 2004	/s/ Gregory N. Moore Senior Vice President and Controller (Principal Accounting Officer)

Exhibit 10.24

EMPLOYMENT AGREEMENT

     THIS AGREEMENT (“Agreement”), by and between YUM! Brands, Inc., a North Carolina corporation (“Company”), and David C. Novak (“Executive”), the Chairman of the Board of Directors, President and Chief Executive Officer of the Company, is effective as of May 20, 2004 (the “Effective Date”). In consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

     1. Employment. The Company hereby agrees to employ the Executive, and the Executive agrees to serve the Company, in the capacities described herein during the Period of Employment (as defined in Section 2 of this Agreement), in accordance with the terms and conditions of this Agreement.

     2. Period of Employment. The term “Period of Employment” shall mean the period which commences on the Effective Date and, unless earlier terminated pursuant to Section 6, ends on October 31, 2007; provided, however, to the extent that this Agreement is not modified to extend the Period of Employment or the Period of Employment is not otherwise extended by any other written agreement, the Executive’s employment will not terminate at the end of the Period of Employment and the Executive will continue as an at-will employee until such date as either the Company or the Executive shall have terminated such Executive’s employment by giving written notice to the other.

     3. Duties During the Period of Employment.

          3.1 Duties. During the Period of Employment, the Executive shall continue to be employed as the Chairman of the Board of Directors, President and Chief Executive Officer of the Company with overall charge and responsibility for the business and affairs of the Company. The Executive shall report directly to the Company’s Board of Directors (the “Board”) and shall perform such duties as are commensurate with such positions and as the Executive shall otherwise reasonably be directed to perform by the Board.

          3.2 Scope . During the Period of Employment, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time and attention to the business and affairs of the Company. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach occasional courses or seminars at educational institutions, or (iii) manage personal investments, so long as such activities under clauses (i), (ii) and (iii) do not interfere, in any substantial respect, with the Executive’s responsibilities hereunder.

     4. Compensation and Other Payments .

          4.1 Salary . During the Period of Employment, the Company shall pay the Executive a base salary as determined by the Compensation Committee of the Board of Directors (the “Committee”), except, however, if the Executive is removed from the Chief Executive Officer position during the Period of Employment, his salary will be paid in accordance with Section 7.2. The Executive’s Base Salary shall be paid in accordance with the Company’s executive payroll practices. The Base Salary shall be reviewed by the Committee as soon as practicable after the end of each fiscal year during the Period of Employment.

          4.2 Annual Bonus. For each fiscal year of the Company, the Committee shall review the Executive’s performance under this Agreement as part of Executive’s participation under the appropriate bonus plan of the Company as in effect from time to time, except, however, if the Executive is removed from the Chief Executive Officer position by the Board of Directors during the Period of Employment and continues as an employee of the Company, his bonus will, for the fiscal year in which he was removed and the remainder of the Period of Employment, be paid in accordance with Section 7.2. The Executive shall be paid his annual bonus no later than other senior executives of the Company are paid their annual bonuses.

          4.3 Annual Long-Term Incentives. The Committee shall grant to the Executive long-term incentives compensation in the form of options with respect to Company stock, other Company stock based awards or other non-stock based long-term incentives awards, with such grants to be made at the same time during the calendar year as grants are generally made to senior executives of the Company. These long-term incentives grants shall vest in accordance with terms set by the Committee. And, in accordance with the performance-basis applied to all such awards, the amount of these awards could vary based on performance relative to measures established by the Compensation Committee of the Board of Directors.

     5. Other Executive Benefits. The Company shall provide the Executive such other benefits and perquisites of employment as are generally available to senior executives of the Company and such other benefits and perquisites as are approved by the Committee.

     6. Termination.

          6.1 Death or Disability. This Agreement and the Period of Employment shall terminate automatically upon the Executive’s death and the obligations of the Company shall be as set forth in Section 7.1 hereof. If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth in the Company’s short-term and long-term disability plans that are applicable to other senior executives of the Company), it will treat the Executive consistent with how other senior executives are treated under the Company’s short or long-term disability programs; except that during the term of any Disability that occurs prior to the termination of this Agreement, the Company will not terminate the Executive’s employment.

          6.2 By the Company for Cause. During the Period of Employment after the Effective Date, the Company may terminate the Executive’s employment for “Cause.” For purposes of this Agreement, “Cause” shall mean that (i) the Executive has been convicted of a felony involving theft or moral turpitude, or (ii) engaged in conduct that constitutes willful gross neglect or willful gross misconduct with respect to employment duties which results in material economic harm to the Company; provided, however, that for the purposes of determining whether conduct constitutes willful gross neglect or gross misconduct, no act on Executive’s part shall be considered “willful” unless it is done by the Executive in bad faith and without reasonable belief that the Executive’s action was in the best interests of the Company. Any act or failure to act based upon authority given pursuant to a resolution, duly adopted by the Board, or based upon advice of counsel for the Company shall be conclusively presumed to be done or omitted to be done by Executive in good faith and in the interests of the Company. Notwithstanding the foregoing, the Company may not terminate the Executive’s employment for Cause unless (i) a determination that Cause exists is made and approved by a majority of the Company’s Board of Directors, (ii) the Executive is given at least thirty (30) days written notice of the Board meeting called to make such determination (which written notice complies with Section 6.4 of this Agreement), and (iii) the Executive and his legal counsel are given the opportunity to respond to the notice and address such meeting.

          6.3 Termination by Executive. The Executive may terminate this Agreement for any reason upon thirty (30) days written notice to the Company. If the Executive terminates the Agreement for any reason, he shall have no liability to the Company or its subsidiaries or affiliates as a result thereof and the obligations of the Company shall be as set forth in Section 7.1 hereof.

          6.4 Notice of Termination. Any termination by the Company or by the Executive under this Agreement shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 17.2 of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail, if necessary, the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by the Executive or Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of the basis for termination shall not waive any right of such party hereunder or preclude such party from asserting such fact or circumstance in enforcing his or its rights hereunder.

          6.5 Date of Termination. “Date of Termination” means the date specified in the Notice of Termination; provided, however, that if the Executive’s employment is terminated by reason of death, the Date of Termination shall be the date of death of the Executive.

     7. Obligations of the Company upon Termination or upon Removal of Executive from CEO Position. The following provisions describe the obligations of the Company to the Executive under this Agreement upon termination of his employment as described below or upon the removal of the Executive by the Board of Directors from the CEO position. However, except as explicitly provided in this Agreement, nothing in this Agreement shall limit or otherwise adversely affect any rights which the Executive may have under applicable law, or under any compensation or benefit plan, program, policy or practice of the Company.

          7.1 Termination by the Company for Cause, by the Executive’s Voluntary Resignation or Due to Death of the Executive. In the event this Agreement terminates by reason of the termination of the Executive’s Employment by the Company for Cause, by reason of the voluntary resignation of the Executive or due to death of the Executive, the Company shall pay to the Executive, or his estate in the case of death, all Accrued Obligations (as defined below) in a lump sum in cash within thirty (30) days after the Date of Termination. “Accrued Obligations” shall mean, as of the Date of Termination, the sum of (A) the Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation (not including the amounts described in Section 5 of this Agreement, which will be governed by Section 5) and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense reimbursements and other cash entitlements accrued by the Executive as of the Date of Termination to the extent not theretofore paid. The accrued amounts under this Section shall not be less than a prorated amount that reflects the portion of the fiscal year prior to the Date of Termination.

          7.2 Removal of the Executive from CEO Position. If the Board of Directors, for whatever reason other than by the Company for Cause as described in Section 6.2, determines that the Executive should no longer serve as Chief Executive Officer of the Company, the Executive will be, for the remainder of the Period of Employment, entitled (i) to be employed by the Company on a part-time basis for approximately 25% of his time under the direction of the Chief People Officer or any other officer of the Company as agreed to by the Executive and the Company and (ii) to payment of his salary and his target annual bonus at the same salary rate and target bonus rate in effect for the Executive prior to the Board’s removal of the Executive from the Chief Executive Officer position; however, the rate of salary and target annual bonus will not be less than the rate in effect as of the date this Agreement is executed. Executive’s bonus will be payable at target only and prorated to account for any portion of the fiscal year for which the Executive does not provide services to the Company or for any portion of the fiscal year prior to his removal from the Chief Executive Officer position for which he received an annual bonus at a rate higher than target. Otherwise, the bonus will not be prorated. If a majority of the Board determines that the Executive is failing materially to meet the employment requirements of his modified position for the remainder of the Period of Employment as required and determined by the Company in its reasonable discretion, the Executive must be given notice and an opportunity to cure. If a majority of the Board determines that Executive has failed to meet the employment requirements after an opportunity to cure, Executive may be considered to have terminated employment for purposes of vesting in and exercising all outstanding stock options. The Company agrees that the employment requirements will be reasonable and designed to ensure that the Executive will continue to have the right to vest in and exercise all stock options outstanding and exercisable through the Period of Employment. To the extent the Company believes it is necessary for the Executive to work more than 25% of his time in order to ensure that the Executive continues to vest in and exercise his stock options through the Employment Period, the Executive will make himself available to work such additional time.

          7.3 COBRA Rights. No provision of this Agreement is intended to adversely affect the Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985.

          8. Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event the Executive’s employment is terminated within two years of a Change in Control of the Company (as defined in the agreement between the Executive and the Company entitled “Severance Agreement” dated December 20, 2000 (hereinafter referred to as the “Change in Control Agreement”)) entitling the Executive to payments, benefits and other rights under the Change in Control Agreement, the Executive shall be entitled to the benefits and rights described in the Change in Control Agreement and will not be entitled to any payment, benefits or rights under this Agreement.

     9. Mitigation. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. Any severance benefits payable to the Executive shall not be subject to reduction for any compensation received from other employment.

     10. Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company, or any of its subsidiaries, affiliates and businesses, which shall have been obtained by the Executive pursuant to his employment by the Company or any of its subsidiaries and affiliates and which shall not have become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement. In addition, the Executive agrees with respect to any book or other writing the Executive may author, co-author or contribute to in a meaningful way that pertains to the Company after his termination of employment, that before such book or other writing is published in final form the Executive will provide a copy to the Company for its review and comment. In particular, the Executive agrees that the book will not disparage Yum or its employees, officers, directors, shareholders, licensees or franchisees.

          10.1 Non-Compete and Non-Solicitation. During the Period of Employment and for a period of two (2) years immediately thereafter, the Executive covenants and agrees as follows:

               10.1.1 He shall not, without the prior written consent of the Company, Participate (as defined below) in the management of any national or international quick service restaurant organization headquartered in the United States or doing business in the United States or Asia, including the following entities and each of their subsidiaries or successor companies:

-	McDonald’s Corporation
-	Wendy’s Corporation
-	Burger King Corporation
-	Papa John’s Pizza
-	A.F.C.
-	Subway Restaurants
-	Popeye’s Chicken & Biscuits
-	Domino’s Pizza
-	Little Caesar’s Pizza

     For purposes of this Subsection 10.1.1, “Participate” shall mean: (A) holding a position in which the Executive directly manages such a business entity; (B) holding a position in which anyone else who directly manages such a business entity is in the Executive’s reporting chain or chain-of-command, regardless of the number of reporting levels between them; or (C)

providing input, advice, guidance, or suggestions in any material respect regarding the management of such a business entity to anyone responsible therefore.

               10.1.2 He shall not directly or indirectly solicit or encourage any employee of the Company who was an employee of the Company as of the Executive’s Date of Termination, to leave the Company or accept any position with any other entity.

               10.1.3 He shall not directly or indirectly contact any then-exiting franchisees or vendors of the Company for the purpose of soliciting or encouraging such franchisees or vendors to alter their relationship with the Company in any way that would be adverse to the Company.

     11. Remedy for Violation of Section 10. The Executive acknowledges that the Company has no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the provisions of Section 10 of this Agreement, and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of such Section and that the Company shall be entitled to specific performance of the terms of such Section in addition to any other legal or equitable remedy it may have. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

     12. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive shall be subject to withholding, at the time payments are actually made to the Executive and received by him, of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provision for payment of taxes as required by law, provided that it is satisfied that all requirements of law as to its responsibilities to withhold such taxes have been satisfied.

     13. Arbitration. Any dispute or controversy between the Company and the Executive, whether arising out of or relating to this Agreement, the breach of this Agreement, or otherwise, shall be settled by arbitration administered by the American Arbitration Association (“AAA”) in accordance with its Commercial Arbitration Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any arbitration shall be held before a single arbitrator who shall be selected by the mutual agreement of the Company and the Executive, unless the parties are unable to agree to an arbitrator, in which case, the arbitrator will be selected under the procedures of the AAA. The arbitrator shall have the authority to award any remedy or relief that a court of competent jurisdiction could order or grant, including, without limitation, the issuance of an injunction. However, either party may, without inconsistency with this arbitration provision, apply to any court having jurisdiction over such dispute or controversy and seek interim provisional, injunctive or other equitable relief until the arbitration award is rendered or the controversy is otherwise resolved. Except as necessary in court proceedings to enforce this arbitration provision or an award rendered hereunder, or to obtain interim relief, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the Company and the Executive. The Company and the Executive acknowledge that this Agreement evidences a transaction involving interstate commerce. Notwithstanding any choice of law provision included in this Agreement, the United States Federal Arbitration Act shall govern the interpretation and enforcement of this arbitration provision. The arbitration proceeding shall be conducted in Louisville, Kentucky or such other location to which the parties may agree. The Company shall pay the costs of any arbitrator appointed hereunder.

     14. Reimbursement of Legal Expenses . In the event that the Executive is successful, whether in mediation, arbitration or litigation, in pursuing any claim or dispute involving the Executive’s employment with the Company, including any claim or dispute relating to (a) this Agreement, (b) termination of the Executive’s employment with the Company or (c) the failure or refusal of the Company to perform fully in accordance with the terms hereof, the Company shall promptly reimburse the Executive for all costs and expenses (including, without limitation, reasonable attorneys’ fees) relating solely, or allocable, to such successful claim. In any other case, the Executive and the Company shall each bear all their own respective costs and attorneys’ fees.

     15. Successors.

          15.1 This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive’s heirs and legal representatives.

          15.2 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          15.3 The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a substantial portion of its assets, by agreement in form and substance reasonably satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession had taken place. Regardless of whether such an agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law and this Section 15.3, and such successor shall be deemed the “Company” for purposes of this Agreement.

          15.4 As used in this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     16. Representations.

          16.1 The Company represents and warrants that (i) the execution of this Agreement has been duly authorized by the Company, including action of the Board and Committee, (ii) the execution, delivery and performance of this Agreement by the Company does not and will not violate any law, regulation, order, judgment or decree or any agreement, plan or corporate governance document of the Company and (iii) upon the execution and delivery of this Agreement by the Executive, this Agreement shall be the valid and binding obligation of the

Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          16.2 The Executive represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by the Executive does not and will not violate any law, regulation, order, judgment or decree or any agreement to which the Executive is a party or by which he is bound and (ii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     17. Miscellaneous.

          17.1 This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without reference to principles of conflicts of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          17.2 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party, by overnight courier, or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:
David C. Novak
1441 Gardiner Lane
Louisville, KY 40213
If to the Company:
YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, KY 40213
Attn: General Counsel

or to such other address as either of the parties shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          17.3 None of the provisions of this Agreement shall be deemed to impose a penalty.

          17.4 The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          17.5 Any party’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

          17.6 This Agreement and the parties’ Change in Control and Indemnification Agreements supersede any prior employment agreement or understandings, written or oral between the Company and the Executive and contain the entire understanding of the Company and the Executive with respect to the subject matter hereof.

          17.7 This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates written below.

YUM! BRANDS, INC. By: Anne P. Byerlein Date: DAVID C. NOVAK Date: